UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2025

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer, President and Director

On September 2, 2025, Anne-Marie Vandenberg informed RREEF Property Trust, Inc. (the “Company”) that she has resigned from her positions as Chief Executive Officer, President and director of the Company, with such resignation to be effective on December 1, 2025 (the “Transition Date”). Ms. Vandenberg’s resignation was not the result of any disagreement with the Company, and the Company thanks Ms. Vandenberg for her dedication and loyal service to the Company and its stockholders.

Appointment of Chief Executive Officer and President

On September 4, 2025, the board of directors of the Company (the “Board”) appointed W. Todd Henderson, who currently serves as the Company’s Chairman of the Board, as the Chief Executive Officer and President of the Company, each effective as of the Transition Date. Mr. Henderson previously served as the Company’s Chief Executive Officer from October 2018 to December 2021.

The appointment of Mr. Henderson was not made pursuant to any arrangement or understanding between him and any other person, and there are no transactions between the Company and Mr. Henderson that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Henderson continues to be party to an indemnification agreement with the Company which was entered into in October 2018 in connection with his initial election to the Board and his appointment as Chairman of the Board and Chief Executive Officer of the Company. Biographical information with respect to Mr. Henderson is set forth below:

W. Todd Henderson, 57, is the Head of Real Estate, Americas, DWS and has held this position since January 2012. In this role he has been responsible for all facets of the direct real estate investment management business in the Americas. Mr. Henderson has served as our Chairman of the Board of Directors since February 2012 and previously served as our Chief Executive Officer from October 2018 to December 2021. From March 2009 to January 2012, Mr. Henderson served as the Chief Investment Officer, Real Estate Americas for DWS. From June 2007 to March 2009, he supervised DWS’s Value-Added and Development team in the Americas, managing a $4.5 billion real estate investment portfolio for multiple institutional investors. Mr. Henderson served as a Managing Director of DWS’s real estate transactions team from 2003 to June 2007. Prior to joining DWS in 2003, Mr. Henderson was Director of Acquisitions for The J.E. Robert Company in Washington, D.C., where he was involved in the sourcing, executing and financing of over $6 billion of real estate transactions. He began his career at First Gibraltar Bank in 1991, managing the restructuring and disposition of nonperforming real estate loans on behalf of the bank and the Resolution Trust Company. Mr. Henderson holds a B.A. in History from the University of North Texas and an M.B.A. from The Wharton School of the University of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: September 5, 2025